Exhibit 99.1

Contact: Stephen Gibson Tel: 703/647-8700 E-mail: sgibson@allbrittontv.com	FOR IMMEDIATE RELEASE April 16, 2010

ALLBRITTON COMMUNICATIONS COMPANY

COMMENCES TENDER OFFER

Arlington, VA, April 16, 2010 – Allbritton Communications Company (“ACC”) announced today that it commenced a cash tender offer for any and all of its outstanding 7 3/4% Senior Subordinated Notes due 2012 (the “notes”).

The tender offer will expire at 12:00 midnight, New York City time, on May 13, 2010, unless extended or terminated (such date and time, including any such extension, the “Expiration Date”). Holders who validly tender and do not validly withdraw their notes on or prior to the Expiration Date will be entitled to receive $985.42 for each $1,000 principal amount of notes tendered by the holder (the “Tender Offer Consideration”).

Holders who validly tender their notes on or prior to 5:00 p.m., New York City time, on April 29, 2010, unless extended (such date and time, including extensions, the “Early Tender Date”), and do not validly withdraw their notes on or prior to the Early Tender Date will be entitled to receive $1,015.42 for each $1,000 principal amount of notes tendered by the holder, which includes an early tender payment (the “Early Tender Payment”) of $30.00 per $1,000 principal amount of notes. Holders tendering after the Early Tender Date will only be eligible to receive the Tender Offer Consideration and not the Early Tender Payment.

Holders who validly tender and do not validly withdraw their notes in the tender offer will also be paid accrued and unpaid interest from the last interest payment date to, but not including, the applicable payment date, payable on the applicable payment date. All payments will be made on the applicable payment date if, but only if, the notes are accepted for payment pursuant to the terms of the tender offer. The terms and conditions of the tender offer, including the conditions to ACC’s obligation to accept the notes tendered and pay the purchase price therefore, are set forth in ACC’s Offer to Purchase dated April 16, 2010, and include the condition that all conditions to the successful raising or placing of debt financing to finance the tender offer on terms satisfactory to ACC have been satisfied, and such financing has funded. ACC may amend, extend or terminate the tender offer in its discretion.

ACC has retained Deutsche Bank Securities Inc. to act as the exclusive Dealer Manager in connection with the tender offer. Questions regarding the tender offer and consent solicitation and requests for documents may be directed to Deutsche Bank Securities Inc. at (212) 250-5655 (collect) or Global Bondholder Services Corporation, the Information Agent in connection with the tender offer and consent solicitation, at (866) 470-4300 (toll free).

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This press release shall not constitute an offer or solicitation to purchase with respect to any securities. Any such offer or solicitation will be made only by means of the Offer to Purchase dated April 16, 2010.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included herein are forward-looking statements. Forward-looking statements reflect current expectations and projections about future events, and thus involve uncertainty and risk. It is possible that future events, including whether the tender offer and consent solicitation are completed on the terms specified or at all, may differ from expectations due to a variety of risks and other factors such as those described in ACC’s Annual Report on Form 10-K for the year ended September 30, 2009, as updated by subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Any forward-looking statements in this press release are based on certain assumptions and analyses made in light of ACC’s experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. ACC does not intend to update any particular forward-looking statements contained in this press release.

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